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                                                                      EXHIBIT 99

                              BARRET BANCORP, INC.

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 26, 2001


TO THE SHAREHOLDERS:


      Notice is hereby given that a Special Meeting of the shareholders of Barret Bancorp, Inc. ("Barret") will be held at 9105 Barret Road, Millington, Tennessee 38053, on March 26, 2001, at 4:00 o'clock p.m., local time, for the purpose of considering and voting on the following matters, all as more fully described in the accompanying Proxy Statement:



        (1) Approval of the Merger Agreement dated as of December 12, 2000, among Barret, Peoples Bank ("Peoples"), Somerville Bank & Trust Company ("Somerville"), Trustmark Corporation ("Trustmark") and Trustmark National Bank ("Trustmark Bank") which provides for the merger of Barret with and into Trustmark and the merger of Peoples with and into Trustmark Bank.


        (2) Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.


        Only those shareholders of record at the close of business on March 12, 2001, shall be entitled to notice of and to vote at the Special Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Graves C. Leggett, Secretary

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                              BARRET BANCORP, INC.

                               February 22, 2001


Dear Shareholders:


        You are cordially invited to attend a Special Meeting (the "Special Meeting") of the Shareholders of Barret Bancorp, Inc. ("Barret") to be held at 9105 Barret Road, Millington, Tennessee 38053 on March 26, 2001, at 4:00 p.m., local time.


        At the Special Meeting, you will be asked to approve the Merger Agreement dated as of December 12, 2000, (the "Merger Agreement"), among Barret, Trustmark Corporation ("Trustmark"), Trustmark National Bank ("Trustmark Bank"), Peoples Bank ("Peoples") and Somerville Bank & Trust Company ("Somerville") pursuant to which, among other things (a) Barret will merge with and into Trustmark (the "Merger"), and (b) Peoples will merge with and into Trustmark Bank.

        Upon consummation of the Merger, the holders of each share of Barret will have the right to elect to convert those shares into cash in the amount of $9,733 per Barret share, shares of the common stock of Trustmark, or some combination of cash and Trustmark shares.


        The number of shares of Trustmark common stock which you will be entitled to receive in exchange for each Barret share converted into Trustmark common stock (the "Exchange Ratio") will be determined during a pricing period that will conclude on March 20, 2001. The Exchange Ratio is equal to $9,733 divided by the average closing price of Trustmark common stock over the five consecutive trading days ending three days prior to the Special Meeting date. You can find out the Exchange Ratio by contacting Denna Krosp at Barret on March 22.


        Unless you exercise your right to receive cash for some or all of your Barret shares, on the effective date of the Merger your Barret shares will be converted into Trustmark common stock, except to the extent you receive cash in lieu of fractional shares.


        Only those shareholders of record at the close of business on March 12, 2001, will be entitled to notice of and to vote at the Special Meeting.


        YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

        The Board believes, based on its analysis, that the proposed Merger is in the best interests of Barret's shareholders.

        Accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the Special Meeting, a Proxy and an Election Form. The Proxy Statement more fully describes the Merger and includes information about Barret, Peoples, Somerville, Trustmark and Trustmark Bank.


        If you wish to vote in favor of the Merger please sign, date and return the enclosed proxy and Form of Election whether or not you plan to attend the Special Meeting. The prompt return of your signed proxy and Form of Election will assist Barret in minimizing the expense of soliciting proxies. Your proxy may be revoked at any time prior to the vote at the Special Meeting by notice to the Secretary of Barret, by execution and delivery of a later dated proxy or by revoking the proxy in person at the Special Meeting.


                                     Very truly yours,

                                     ------------------------------------------
                                     John P. Douglas, Jr.
                                     Chairman of the Board

                                     ------------------------------------------
                                     Charles M. Ennis
                                     President and CEO

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                                      PROXY

                              Barret Bancorp, Inc.
                                 Millington, TN


                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 26, 2001

         The undersigned hereby appoint(s) John P. Douglas, Jr. and Charles M. Ennis or either of them, the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at a Special Meeting of shareholders of Barret Bancorp, Inc. ("Barret") to be held at 9105 Barret Road, Millington, TN 38053, at 4:00 o'clock p.m., local time, on March 26, 2001, and at any and all adjournments thereof, the number of shares of Barret held by the undersigned on March 12, 2001, (the "Record Date") which the undersigned would be entitled to vote if then personally present, for the following purposes:


        1. Approval of the Merger Agreement dated as of December 12, 2000 which provides for the Merger of Barret with and into Trustmark.

      [ ] Approve            [ ] Disapprove             [ ] Abstain

        2. In their discretion the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments thereof.

        THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARRET, WILL BE VOTED FOR PROPOSAL 1 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE SPECIAL MEETING PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 2 IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF BARRET.

        Your vote is important. Accordingly, even if you plan to attend the Special Meeting, please date the Proxy and sign your name exactly as it appears on the stock records of Barret and return this Proxy to Barret in the enclosed envelope. When shares are held by joint tenants, both are requested to sign. This Proxy may be revoked prior to its exercise by following the procedures set out in the attached Proxy Statement. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by authorized officer.

        ______________________         Signature

        ______________________         Date

        ______________________         Signature if held jointly

        ______________________         Date

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.



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                              Barret Bancorp, Inc.

                                Form of Election


     As provided for in the Merger Agreement dated as of December 12, 2000 among Trustmark Corporation, Trustmark National Bank, Barret Bancorp, Inc., Peoples Bank and Somerville Bank & Trust Company, the undersigned shareholder of Barret Bancorp, Inc. hereby elects to receive the consideration designated below for each share of the common stock of Barret Bancorp, Inc. held of record by the undersigned as of March 26, 2001, which is the date of the Barret
Bancorp, Inc. Special Meeting called to vote on the proposed merger of Barret Bancorp, Inc. with Trustmark Corporation:


Mark Election
Desired:


-----------    1. ALL CASH ELECTION. I would like to be paid cash in the amount of $9,733 for each of my shares of Barret Bancorp, Inc. common stock.


-----------    2. ALL STOCK ELECTION. I would like to receive the number of shares of the common stock of Trustmark Corporation equal to the Exchange Ratio for each of my shares of Barret Bancorp, Inc.
               common stock.


-----------    3. COMBINATION ELECTION. I would like to be paid cash in the amount of $9,733 for ___________ of my shares of Barret Bancorp, Inc. common stock and receive the number of shares of the common stock of Trustmark Corporation equal to the Exchange Ratio for _______ of my shares of Barret Bancorp, Inc. common stock.


     This Form of Election must be received at Barret Bancorp, Inc. on or before March 26, 2001, which is the date of the Barret Bancorp, Inc. Special
Meeting. Please send the Form of Election to the attention of Denna Krosp, Barret Bancorp, Inc., 9105 Barret Road, Millington, Tennessee 38053.


     When shares are held by joint tenants, both are requested to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by authorized officer.

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                                           Shareholder                 Date



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                                           Shareholder                 Date